UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2011

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6533 Octave Avenue Las Vegas, Nevada	89139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (702) 664-1246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)           Appointment of John Wood as President

On June 1, 2011, the Board of Directors of RYU appointed John Wood as RYU’s President.  In addition to his role as President, Mr. Wood remains RYU’s Chief Financial Officer, as well as a member of our Board of Directors.

In addition to serving as our President and CFO, Mr. Wood, age 31, is currently the Director of Customer Development for two nightclubs in Las Vegas, ‘Tryst’ and ‘XS’. Being that Las Vegas is the epicenter of the Mixed Martial Arts (MMA) Universe in North America, Mr. Wood is positioned as one of RYU’s direct contacts with super-stars, fighters, managers, promoters and the UFC organization itself. John’s strategic position in Las Vegas allows RYU to make major marketing in-roads within the Mixed Martial Arts industry. John also holds a black belt in Judo, studies Muay Thai, Jujitsu and continues to train, which places him along side the athletes and super-stars of yesterday, today and tomorrow.

Mr. Wood currently receives no compensation for his officer roles at RYU.

(b)           Resignation of Kristian Andresen as President

In connection with Mr. Wood’s appointment as President of RYU (see above), Kristian Andresen resigned from such role.  Mr. Andresen remains RYU’s Chief Executive Officer and Secretary, as well as a member of our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	June 2, 2011

By:	/s/ Kristian Andresen
Kristian Andresen
Chief Executive Officer